Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-101304) and Form S-8 (Nos. 333-58922, 333-61573, 333-72014, 333-85383, 333-87810, 333-100114, 333-100115, 333-106487, 333-111131, 333-146431, 333-153661, 333-165123, 333-167428, 333-196956, 333-209825 and 333-209864) of Activision Blizzard, Inc. of our report dated February 8, 2016 relating to the financial statements of King Digital Entertainment PLC for the year ended December 31, 2015, which appears in this Form 8-K/A of Activision Blizzard, Inc.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
May 9, 2016